                         [The Prime Group Letterhead]

                                                                   EXHIBIT 10.35

                                 April 3, 1997

VIA FACSIMILE
AND MESSENGER
(312) 236-1548

KILICO Realty Corporation and
Kemper Investors Life Insurance Company
c/o ZKS Real Estate Partners
225 W. Washington
Suite 1450
Chicago, Illinois  60606
Attention: Robert J. Korslin

     Re:  Second Amendment to September 17, 1996
          Senior Housing Portfolio Letter Agreement
          -----------------------------------------

Dear Bob:

     Reference is hereby made to that certain Letter Agreement, dated September 17, 1996 (the "9/17/96 Letter Agreement"), between The Prime Group, Inc. ("Prime"), on the one hand, and KILICO Realty Corporation and Kemper Investors Life Insurance Company (collectively, "Kemper"), on the other hand, as amended by that certain Letter Agreement, dated December 20, 1996 (the "First Amendment"), between Prime and Kemper (the 9/17/96 Letter Agreement, as amended by the First Amendment, is referred to herein as the "Original Agreement"). This letter (the "Second Amendment") amends the Original Agreement. All capitalized terms used in this Second Amendment which are not specifically defined in this Second Amendment, but which are defined in the Original Agreement, shall have the meaning given such terms in the Original Agreement.

     The parties hereby agree to amend the Original Agreement as follows:

     1. The parties hereto hereby agree and acknowledge that, as of the date hereof, there has been deposited with Kemper in accordance with paragraph 3 of the Original Agreement an aggregate amount (for purposes of this Second Amendment, the "Original Deposit") of Five Million Seven Hundred Seventy-Nine Thousand Five Hundred Seventeen and no/100 dollars ($5,779,517.00), which amount includes the amount designated as the Original Deposit in the First Amendment. The parties hereto hereby agree that, from and after the date of this Amendment, except as provided in paragraph 9(b) of

Mr. Robert Korslin
April 3, 1997
Page 2

the Original Agreement, as amended by this Second Amendment: Kemper shall be the sole owner of the Original Deposit free and clear of any claim or interest of Prime; the Original Deposit shall not be considered or treated as Earnest Money for any purpose under the Original Agreement; and the Original Deposit shall not be refundable to Prime for any reason; provided, however, that, at the Closing, the Original Deposit shall be credited against the Purchase Price. Notwithstanding the foregoing, the provisions of paragraph 3 of the Original Agreement shall remain in force and obligate Prime to deposit with Kemper as Earnest Money under the Original Agreement, on the first business day of each month after the date hereof until Closing, the Net Cash Flow generated by Ponds L.P. and ROP during the preceding month.

     2. Clause (a) of paragraph 2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

     "(a) Five Million Four Hundred Twenty-Eight Thousand and no/100 Dollars ($5,428,000.00) plus Six Thousand and no/100 Dollars ($6,000.00) per day from and after April 1, 1997 until the Closing Date (the "Purchase Price"), and".

     3. Paragraph 4 of the Original Agreement (including that portion of paragraph 4 of the Original Agreement which was added by the First Amendment) is hereby deleted in its entirety and replaced with the following:

     "4. Closing; Closing Date. The sale and purchase of the Kemper Senior Housing Interests (the "Closing") shall occur on a date (the "Closing Date") designated by Prime upon written notice delivered to Kemper on or before April 8, 1997; provided, however, the Closing Date shall not be later than April 15, 1997."

     4. Kemper hereby reaffirms and reiterates, as of the date of this Second Amendment, all of the representations and warranties made by Kemper in paragraph 6 of the Original Agreement. Prime hereby reaffirms and reiterates, as of the date of this Second Amendment, all of the representations and warranties made by Prime in paragraph 7 of the Original Agreement.

     5. Paragraph 9(b) of the Original Agreement is hereby amended (a) by deleting the amount of "Two Million Six Hundred Sixty-Five Thousand Nine Hundred Twenty-Two and no/100 Dollars ($2,665,922)" in clause (i) thereof (which was added by the First Amendment) and replacing such amount with the amount of "Two Million Three Hundred Sixty-Five Thousand Twenty-Four and no/100

Mr. Robert Korslin
April 3, 1997
Page 3

Dollars ($2,365,024)", and (b) deleting therefrom the words ", and (ii) that portion of the Earnest Money deposited with Kemper from and after January 2, 1997 that is attributable to Prime's respective percentage interests in distributions of Ponds L.P. and ROP based on current ownership interests" (which was added by the First Amendment).

     6. The parties hereto acknowledge that the letter, dated March 31, 1997, from Prime to Kemper which designated April 9, 1997 as the Closing Date is rescinded.

     7. Except as amended or modified by this Second Amendment, the terms and provisions of the Original Agreement shall remain and continue in full force and effect. All references to the Agreement shall refer to the Original Agreement as amended by this Second Amendment. All reference to the Sale Agreement in that certain letter, dated September 17, 1996, delivered by ROP and Ponds L.P. to Realty and KILICO in accordance with Paragraph 10 of the Original Agreement, which letter was confirmed by Realty and KILICO and consented to by PGI, shall mean the Original Agreement as amended by the Second Amendment.

     8. This Second Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart.

     If the foregoing corresponds to Kemper's understanding of the terms of the agreement between Kemper and Prime to amend the Original Agreement, please so signify by having a duly authorized officer or duly authorized officers of Kemper execute the enclosed copy of this letter and returning the executed copy of this letter to the undersigned.

                                       Very truly yours,

                                       THE PRIME GROUP, INC.


                                       By:    /s/ Robert J. Rudnik
                                          ------------------------------
                                       Name:  Robert J. Rudnik
                                            ----------------------------
                                       Title: Executive Vice President
                                             ---------------------------

Mr. Robert Korslin
April 3, 1997
Page 4


ACCEPTED AND AGREED TO:
-----------------------

KILICO REALTY CORPORATION


By:    /s/ Timothy R. Verrilli
   -------------------------------
Name:  Timothy R. Verrilli
     -----------------------------
Title: Authorized Signatory
      ----------------------------
Date:  4-4-97
     -----------------------------


KEMPER INVESTORS LIFE INSURANCE COMPANY


By:    /s/ Frederick Stephens
   -------------------------------
Name:  Frederick Stephens
     -----------------------------
Title: Authorized Signatory
      ----------------------------
Date:  4-4-97
     -----------------------------



By: /s/ Timothy R. Verrilli
   -------------------------------
Name:  Timothy R. Verrilli
     -----------------------------
Title: Authorized Signatory
      ----------------------------
Date:  4-4-97
     -----------------------------